                                                                     Exhibit 3.2

                              AMENDED AND RESTATED

                                     BY-LAWS

                                       OF

                                  SOHU.COM INC.

                                    ARTICLE I

                                     Offices
                                     -------

     SECTION 1. Registered Office. The registered office of Sohu.com Inc. (the
                -----------------
"Corporation") in the State of Delaware shall be 1209 Orange Street, Wilmington, Delaware 19805, in the County of New Castle. The name of the registered agent at such office shall be The Corporation Trust Company.

     SECTION 2. Other Offices. The Corporation may also have offices at such
                -------------
other places either within or without the State of Delaware as the Board of Directors (the "Board") may from time to time determine.

                                   ARTICLE II

                            Meetings of Stockholders
                            ------------------------

     SECTION 1. Annual Meetings. The annual meeting of the stockholders of the
                ---------------
Corporation for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at such hour and place as the Board may determine on the second Tuesday in May of each year or on such other date as the Board may determine. If for any reason the annual meeting shall not be held on the date fixed herein, a special meeting in lieu of the annual meeting may be held, with all the force and effect of an annual meeting, on such date and at such place and hour as shall be designated by the Board in the notice thereof. At the annual meeting any business may be transacted whether or not the notice of such meeting shall have contained a reference thereto, except where such a reference is required by law, the Certificate of Incorporation or these By-laws.

     SECTION 2. Special Meetings. A special meeting of the stockholders for any
                ----------------
purpose or purposes may be called at any time by the Board or by the President, and such meeting shall be held on such date and at such place and hour as shall be designated in the notice thereof. Any power of stockholders to call a special meeting is specifically denied.

     SECTION 3. Notice of Meetings. Except as otherwise expressly required by
                ------------------
these By-laws or by law, notice of each meeting of the stockholders shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each

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stockholder of record entitled to notice of, or to vote at, such meeting by delivering a notice thereof to such stockholder personally or by depositing such notice in the United States mail, directed to such stockholder at such stockholder's address as it appears on the stock records of the Corporation. Every such notice shall state the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Notice of any adjourned meeting of the stockholders shall not be required to be given if the time and place thereof are announced at the meeting at which the adjournment is taken and a new record date for the adjourned meeting is not thereafter fixed.

     SECTION 4. Quorum and Manner of Acting. Except as otherwise expressly
                ---------------------------
required by law, if stockholders holding of record a majority of the shares of stock of the Corporation issued, outstanding and entitled to be voted at the particular meeting shall be present in person or by proxy, a quorum for the transaction of business at any meeting of the stockholders shall exist. In the absence of a quorum at any such meeting or any adjournment or adjournments thereof, a majority in voting interest of those present in person or by proxy and entitled to vote thereat may adjourn such meeting from time to time until stockholders holding the amount of stock requisite for a quorum shall be present in person or by proxy. At any such adjourned meeting at which a quorum is present any business may be transacted which might have been transacted at the meeting as originally called.

     SECTION 5. Voting. Except as otherwise provided in the Certificate of
                ------
Incorporation, each stockholder shall, at each meeting of the stockholders, be entitled to one vote in person or by proxy for each share of stock of the Corporation which has voting power on the matter in question held by such stockholder and registered in such stockholder's name on the stock record of the
Corporation:

          (a) on the date fixed pursuant to the provisions of Section 6 of
Article VII of these By-laws as the record date for the determination of stockholders who shall be entitled to receive notice of and to vote at such meeting; or

          (b) if no record date shall have been so fixed, at the close of business on the day next given or, if notice of the meeting shall be waived, at the close of business on the day next preceding the day on which the meeting shall be held.

At all meetings of the stockholders all matters, except as otherwise provided in the Certificate of Incorporation, in these By-laws or by law, shall be decided by the vote of a majority in voting interest of the stockholders present in person or by proxy and entitled to vote thereat, a quorum being present.

     SECTION 6. Written Consent of Stockholders in Lieu of Meeting Not
                ------------------------------------------------------
Permitted. Any action required to be taken or any other action which may be
---------
taken must be taken at a duly called annual or special meeting of stockholders, and may not be taken by a consent in writing by such holders.

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     SECTION 7. Advance Notice of Stockholder Proposals. At any annual or
                ---------------------------------------
special meeting of stockholders, proposals by stockholders and persons nominated for election as directors by stockholders shall be considered only if advance notice thereof has been timely given as provided herein and such proposals or nominations are otherwise proper for consideration under applicable law and the Certificate of Incorporation and By-laws of the Corporation. Notice of any proposal to be presented by any stockholder or of the name of any person to be nominated by any stockholder for election as a director of the Corporation at any meeting of stockholders shall be delivered to the Secretary of the Corporation at its principal executive office not less than 60 nor more than 90 days prior to the date of the meeting, provided, however, that if the date of
                                       --------  -------
the meeting is first publicly announced or disclosed (in a public filing or otherwise) less than 70 days prior to the date of the meeting, such advance notice shall be given not more than ten days after such date is first so announced or disclosed. Public notice shall be deemed to have been given more than 70 days in advance of the annual meeting if the Corporation shall have previously disclosed, in these By-laws or otherwise, that the annual meeting in each year is to be held on a determinable date, unless and until the Board determines to hold the meeting on a different date.

     Any stockholder who gives notice of any such proposal shall deliver therewith the text of the proposal to be presented and a brief written statement of the reasons why such stockholder favors the proposal and setting forth such stockholder's name and address, the number and class of all shares of each class of stock of the Corporation beneficially owned by such stockholder and any material interest of such stockholder in the proposal (other than as a stockholder). Any stockholder desiring to nominate any person for election as a director of the Corporation shall deliver with such notice a statement in writing setting forth the name of the person to be nominated, the number and class of all shares of each class of stock of the Corporation beneficially owned by such person, the information regarding such person required by paragraphs
(a), (e) and (f) of Item 401 of Regulation S-K adopted by the Securities and Exchange Commission (or the corresponding provisions of any regulation subsequently adopted by the Securities and Exchange Commission applicable to the Corporation), such person's signed consent to serve as a director of the Corporation if elected, such stockholder's name and address and the number and class of all shares of each class of stock of the Corporation beneficially owned by such stockholder.

     The person presiding at the meeting, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall determine whether such notice has been given and shall direct that proposals and nominees not be considered if such notice has not been given.

     SECTION 8. Inspectors. Either the Board or, in the absence of a designation
                ----------
of inspectors by the Board, the chairman of the meeting may, in the discretion of the Board or the chairman, appoint one or more inspectors, who need not be stockholders, who shall receive and take charge of ballots and proxies and decide all questions relating to the qualification of those asserting the right to vote and the validity of ballots and proxies. In the event of the failure or refusal to serve of any inspector designated by the Board, the

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chairman of the meeting shall appoint an inspector to act in place of each such inspector designated by the Board.

                                   ARTICLE III

                               Board of Directors
                               ------------------

     SECTION 1. General Powers. The property, business, affairs and policies of
                --------------
the Corporation shall be managed by or under the direction of the Board.

     SECTION 2. Number and Term of Office. The number of directors which shall
                -------------------------
constitute the entire Board shall be seven (7) initially and thereafter the number shall be fixed from time to time by resolution of the Board of Directors.

     SECTION 3. Meetings.
                --------

          (A)  Annual Meeting. The annual meeting of the Board, for the purpose
               --------------
of organization, the election of officers and the transaction of other business, shall be held as promptly as practicable after each annual meeting of stockholders or the special meeting in lieu thereof.

          (B)  Regular Meetings. Regular meetings of the Board or any committee
               ----------------
thereof shall be held at such time and place, within or without the State of Delaware, as the Board or such committee shall from time to time determine.

          (C)  Special Meetings. Special meetings of the Board may be called by
               ----------------
order of the President or by a majority of the directors then in office.

          (D)  Notice of Meetings. No notice of regular meetings of the Board or
               ------------------
of any committee thereof or of any adjourned meeting thereof need be given. The Secretary shall give prior notice to each director of the time and place of each special meeting of the Board or adjournment thereof. Such notice shall be given to each director in person or by telephone, fax or ordinary mail, not less than two days before the meeting if given in person or by telephone or fax and, if given by mail, post marked at least four (4) days prior to the special meeting if given by mail, and sent to such director at the director's residence or usual business address. Each such notice shall state the time and place of the meeting and purpose thereof. In lieu of the notice to be given as set forth above, a waiver thereof in writing, signed by the director or directors entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto for purposes of this Section 3(D). No notice to or waiver by any director with respect to any special meeting shall be required if such director shall be present at said meeting.

          (E)  Quorum and Manner of Acting.
               ---------------------------
               (a) At all meetings of the Board, each director present shall have one vote, irrespective of the number of shares of stock, if any, which he may hold.

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               (b)  Except as otherwise expressly required by these By-laws or by law, a majority of the directors then in office and a majority of the members of any committee shall be present in person at any meeting thereof in order to constitute a quorum for the transaction of business at such meeting, and the vote of a majority of the directors present at any such meeting at which a quorum is present shall be necessary for the passage of any resolution or for an act to be the act of the Board or such committee. In the absence of a quorum, a majority of the directors present thereat may adjourn such meeting either finally or from time to time to another time and place until a quorum shall be present thereat. In the latter case notice of the adjourned time and place shall be given as aforesaid to all directors.

          (F)  Consent in Lieu of Meeting. Any action required or permitted to
               --------------------------
be taken at any meeting of the Board or any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in a writing or writings and such writing or writings are filed with the minutes of the proceedings of the Board or committee. Such consents shall be treated for all purposes as a vote at a meeting.

          (G)  Action by Communications Equipment. The directors may participate
               ----------------------------------
in a meeting of the Board or any committee thereof by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.

     SECTION 4. Compensation. Each director, in consideration of serving as
                ------------
such, may receive from the Corporation such amount per annum and such fees and expenses incurred for attendance at meetings of the Board or of any committee, or both, as the Board may from time to time determine. Nothing contained in this Section shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

     SECTION 5. Restoration, Removal and Vacancies. Any director may resign at
                ----------------------------------
any time by giving written notice, of such resignation to the President or the Secretary.

     Any such resignation shall take effect at the time specified therein or, if not specified therein, upon receipt. Unless otherwise specified in the resignation, its acceptance shall not be necessary to make it effective. Except as provided for in the Certificate of Incorporation, any or all of the directors may be removed at any time at a duly called and duly held meeting of shareholders by vote of a majority of shares then entitled to vote at an election of directors.

     If the office of any director becomes vacant at any time by reason of death, resignation, retirement, disqualification, removal from office or otherwise, or if any new directorship is created by any increase in the authorized number of directors, a majority of the directors then in office, though less than a quorum, or the sole remaining director,

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may choose a successor or fill the newly created directorship and the director so chosen shall hold office, subject to the provisions of these By-laws, until the next annual election of directors and until his successor shall be duly elected and shall qualify. In the event that a vacancy arising as aforesaid shall not have been filled by the Board, such vacancy may be filled by the stockholders at any meeting thereof after such office becomes vacant. If one or more directors shall resign from the Board, effective at a future date, a majority of the directors then in office, including those who have so prospectively resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as herein provided in the filling of other vacancies.

     In the event of any increase or decrease in the authorized number of directors: (a) each director then serving as such shall nonetheless continue as a director of the class of which he is a member until the expiration of his current term, or his earlier death, retirement, resignation, or removal; and (b) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board among the two classes of directors so as to maintain such classes as nearly equal in number as reasonably possible.

     SECTION 6. Committees. The directors may, by vote of a majority of the
                ----------
directors then in office, appoint from their number one or more committees and delegate to such committees some or all of their powers to the extent permitted by law, the Certificate of Incorporation or these By-laws. Except as the Board may otherwise determine, any such committee may, by majority vote of the entire committee, make rules for the conduct of its business. The directors shall have the power at any time to fill vacancies in any such committee, to change its membership or to discharge the committee.

                                   ARTICLE IV

                                    Officers
                                    --------

     SECTION 1. Election and Appointment and Term of Office. The officers of the
                -------------------------------------------
Corporation shall be a President, such number, if any, of Vice Presidents (including any Executive or Senior Vice Presidents) as the Board may from time to time determine, a Secretary and a Treasurer. Each such officer shall be elected by the Board at its annual meeting and hold office for such term as may be prescribed by the Board. Two or more offices may be held by the same person. The President may, but need not, be chosen from among the Directors.

     The Board may elect or appoint (and may authorize the President to appoint) such other officers (including one or more Assistant Secretaries and Assistant Treasurers) as it deems necessary who shall have such authority and shall perform such duties as the Board or the President may from time to time prescribe.

     If additional officers are elected or appointed during the year, each shall hold

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office until the next annual meeting of the Board at which officers are regularly elected or appointed and until such officer's successor is elected or appointed and qualified or until such officer's earlier death or resignation or removal in the manner hereinafter provided.

     SECTION 2. Duties and Functions.
                --------------------

          (A)  President. The President shall be the chief executive officer of
               ---------
the Corporation and shall have general direction and supervision over the business and affairs of the Corporation, subject to the directions and limitations imposed by the Board and these By-laws, and shall see that all orders and resolutions of the Board are carried into effect. The President shall, if present, preside at all meetings of stockholders and of the Board and shall also perform such other duties and have such other powers as are prescribed by these By-laws or as may be from time to time prescribed by the Board, or these By-laws.

          (B)  Vice Presidents. Each Vice President shall have such powers and
               ---------------
duties as shall be prescribed by the Board.

          (C)  Secretary. The Secretary shall attend and keep the records of all
               ---------
meetings of the stockholders, the Board and all other committees, if any, in one or more books kept for that purpose. The Secretary shall give or cause to be given due notice of all meetings accordance with these By-laws and as required by law. The Secretary shall notify the several officers of the Corporation of all action taken by the Board concerning matters relating to their duties and shall transmit to the appropriate officers copies of all contracts and resolutions approved by the Board. The Secretary shall be custodian of the seal of the Corporation and of all contracts, deeds, documents and other corporate papers, records (except financial and accounting records) and indicia of title to properties owned by the Corporation as shall not be committed to the custody of another officer by the Board or by the President. The Secretary shall affix or cause to be affixed the seal of the Corporation to instruments requiring the same when the same have been signed on behalf of the Corporation by a duly authorized officer. The Secretary shall perform all duties and have all powers incident to the office of Secretary and shall perform such other duties as shall be assigned by the Board or the President. The Secretary may be assisted by one or more Assistant Secretaries, who shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary.

          (D)  Treasurer. The Treasurer shall have charge and custody of the
               ---------
corporate funds and other valuable effects, including securities. The Treasurer shall keep true and full accounts of all assets, liabilities, receipts and disbursements and other transactions of the Corporation and shall cause regular audits of the books and records of the Corporation to be made. The Treasurer shall perform all duties and have all powers incident to the office of Treasurer and shall perform such other duties as shall be assigned by the Board or the President. The Treasurer may be assisted by one or more Assistant Treasurers, who shall, in the absence or disability of the Treasurer, perform the duties or exercise the powers of the Treasurer.

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     SECTION 4. Resignation, Removal and Vacancies. Any officer may resign at
                ----------------------------------
any time by giving written notice of such resignation to the President or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein or, if not specified therein, when accepted by action of the Board.

     Any officer, agent or employee may be removed, with or without cause, at any time by the Board or by the officer who made such appointment.

     A vacancy in any office may be filled for the unexpired portion of the term in the same manner as provided in these By-laws for election or appointment to such office.

                                    ARTICLE V

                      Waiver of Notices; Place of Meetings
                      ------------------------------------

     SECTION 1. Waiver of Notices. Whenever notice is required to be given by
                -----------------
the Certificate of Incorporation, by these By-laws or by law, a waiver thereof in writing, signed by the person entitled to such notice, or by attorney thereunto authorized, shall be deemed equivalent to notice, whether given before or after the time specified therein. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except where the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not lawfully called or convened.

     SECTION 2. Place of Meetings. Any meeting of the Stockholders, the Board or
                -----------------
any committee of the Board may be held within or outside the State of Delaware.

                                   ARTICLE VI

                      Execution and Delivery of Documents:
                      ------------------------------------
                      Deposits; Proxies; Books and Records
                      ------------------------------------

     SECTION 1. Execution and Delivery of Documents; Delegation. The Board shall
                -----------------------------------------------
designate the officers, employees and agents of the Corporation who shall have power to execute and deliver deeds, contracts, mortgages, bonds, debentures, checks, drafts and other orders for the payment of money and other documents for and in the name of the Corporation and may authorize such officers, employees and agents to delegate such power (including authority to redelegate) by written instrument to other officers, employees or agents of the Corporation.

     SECTION 2. Deposits. All funds of the Corporation not otherwise employed
                --------
shall be deposited from time to time to the credit of the Corporation or otherwise as the Board or the President or any other officer, employee or agent of the Corporation to whom power in that respect shall have been delegated by the Board or these By-laws shall select.

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     SECTION 3. Proxies in Respect of Stock or Other Securities of Other
                --------------------------------------------------------
Corporations. The President or any officer of the Corporation designated by the
------------
Board shall have the authority from time to time to appoint and instruct an agent or agents of the Corporation to exercise in the name and on behalf of the Corporation the powers and rights which the Corporation may have as the holder of stock or other securities in any other corporation, to vote or consent in respect of such stock or securities and to execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal or otherwise, such written proxies, powers of attorney or other instruments as the President or such officer may deem necessary or proper in order that the Corporation may exercise such powers and rights.

     SECTION 4. Books and Records. The books and records of the Corporation may
                -----------------
be kept at such places within or without the State of Delaware as the Board may from time to time determine.

                                  ARTICLE VII

                   Certificates; Stock Record; Transfer and
                   ----------------------------------------
               Registration; New Certificates; Record Date; etc.
               -------------------------------------------------

     SECTION 1. Certificates for Stock. Every owner of stock of the Corporation
                ----------------------
shall be entitled to have a certificate certifying the number of shares owned by such stockholder in the Corporation and designating the class of stock to which such shares belong, which shall otherwise be in such form as the Board shall prescribe. Each such certificate shall be signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation. Any of or all such signatures may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may nevertheless be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. Every certificate surrendered to the Corporation for exchange or transfer shall be canceled and a new certificate or certificates shall not be issued in exchange for any existing certificate until such existing certificate shall have been so canceled, except in cases provided for in Section 4 of this Article.

     SECTION 2. Stock Record. A stock record in one or more counterparts shall
                ------------
be kept of the name of the person, firm or corporation owning the stock represented by each such certificate for stock of the Corporation issued, the number of shares represented by each such certificate, the date thereof and, in the case of cancellation, the date of cancellation.

     SECTION 3. Transfer and Registration of Stock. Registration of transfers of
                ----------------------------------
shares of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by such holder's attorney thereunto authorized by power of attorney duly executed and filed with the Secretary, and on the surrender of the certificate or certificates for such shares properly endorsed or accompanied by a stock power duly executed, with any necessary transfer stamps affixed and with such proof of authenticity of signatures and such proof of authority to make the transfer as may be required by the Corporation or its transfer agent.

     SECTION 4. New Certificates.
                ----------------

          (A)  Lost, Stolen or Destroyed Certificates. The Board may direct a
               --------------------------------------
new share certificate or certificates to be issued by the Corporation for any certificate or certificates alleged to have been lost, stolen, mutilated or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen, mutilated or destroyed. When authorizing such issue of a new certificate or certificates, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, mutilated or destroyed certificate or certificates, or such owner's legal representative, to give the Corporation a bond in such sum and in such form as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen, mutilated or destroyed.

     SECTION 5. Regulations. The Board may make such rules and regulations as it
                -----------
may deem expedient, not inconsistent with these By-laws, concerning the issue, transfer and registration of certificates for stock of the Corporation.

     SECTION 6. Fixing Date for Determination of Stockholders of Record. In
                -------------------------------------------------------
order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action. A determination of stockholders entitled to notice of or to vote at a meeting of the stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

                                 ARTICLE VIII

                                     Seal
                                     ----

     The Board shall provide a corporate seal which shall bear the full name of the Corporation and the year and state of its incorporation.

                                  ARTICLE IX

                                Indemnification
                                ---------------

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

     SECTION 1. Actions, Etc. Other Than By or in the Right of the Corporation.
                --------------------------------------------------------------
The Corporation shall, to the full extent legally permissible, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including a grand jury proceeding, and all appeals (but excluding any such action, suit or proceeding by or in the right of the Corporation), by reason of the fact that such person is or was a director or executive officer (as hereinafter defined), or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct in question was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent,
                                          ---------------
shall not, of itself, create a presumption that such person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, that such person had reasonable cause to believe that the conduct in question was unlawful. As used in this Article IX, an "executive officer" of the Corporation shall be any officer designated as such pursuant to a vote of the Board of Directors.

     SECTION 2. Actions, Etc., By or in the Right of the Corporation. The
                ----------------------------------------------------
Corporation shall, to the full extent legally permissible, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit, including appeals, by or in the right of the Corporation to procure a judgment in its favor, by reason of the fact that such person is or was a director or executive officer of the Corporation as defined in Section I of this Article, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     SECTION 3. Determination of Right of Indemnification. Any indemnification
                -----------------------------------------
of a director or officer (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that such indemnification is proper in the circumstances because the director or executive officer has met the applicable standard of conduct as set forth in Sections 1 and 2 hereof. Such a determination shall be reasonably and promptly made (i) by the Board by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) (if such a quorum is not obtainable, or, even if obtainable if a quorum of disinterested directors so directs) by independent legal counsel in a written opinion, or (iii) by the stockholders.

     SECTION 4. Indemnification Against Expenses of Successful Party.
                ----------------------------------------------------
Notwithstanding any other provision of this Article, to the extent that a director or officer of the Corporation has been successful in whole or in part on the merits or otherwise, including the dismissal of an action without prejudice, in defense of any action, suit or proceeding or in defense of any claim, issue or matter therein, such person shall be indemnified against all expenses incurred in connection therewith.

     SECTION 5. Advances of Expenses. Expenses incurred by a director or
                --------------------
executive officer in any action, suit or proceeding may be paid by the Corporation in advance of the final disposition thereof, if such person shall undertake to repay such amount in the event that it is ultimately determined, as provided herein, that such person is not entitled to indemnification. Notwithstanding the foregoing, no advance shall be made by the Corporation if a determination is reasonably and promptly made (i) by the Board by a majority vote of a quorum of disinterested directors, or (ii) (if such a quorum is not obtainable or, even if obtainable, if a quorum of disinterested directors so directs) by independent legal counsel in a written opinion, that, based upon the facts known to the Board or such counsel at the time such determination is made, such person has not met the relevant standards set forth for indemnification in
Section I or 2, as the case may be.

     SECTION 6. Right to Indemnification Upon Application; Procedure Upon
                ---------------------------------------------------------
Application. Any indemnification or advance under Sections 1, 2, 4 or 5 of this
-----------
Article shall be made promptly, and in any event within ninety days, upon the written request of the person seeking to be indemnified, unless a determination is reasonably and promptly made by the Board that such person acted in a manner set forth in such Sections so as to justify the Corporation's not indemnifying such person or making such an advance. In the event no quorum of disinterested directors is obtainable, the Board shall promptly appoint independent legal counsel to decide whether the person acted in the manner set forth in such Sections so as to justify the Corporation's not indemnifying such person or making such an advance. The right to indemnification or advances as granted by this Article shall be enforceable by such person in any court of competent jurisdiction, if the Board or independent legal counsel denies the claim therefor, in whole or in part, or if no disposition of such claim is made within ninety days.

     SECTION 7. Other Right and Remedies; Continuation of Rights. The
                ------------------------------------------------
indemnification and advancement of expenses provided by this Article shall not be deemed exclusive of any other rights to which any person seeking indemnification or advancement of expenses may be entitled under any By-law, agreement, vote of stockholders or disinterested directors, the General Corporation Law of the State of Delaware or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office. All rights to indemnification or advancement under this Article shall be deemed to be in the nature of contractual rights bargained for and enforceable by each director and executive officer as defined in Section 1 of this Article who serves in such capacity at any time while this Article and other relevant provisions of the General Corporation Law of the State of Delaware and other applicable laws, if any, are in effect. All rights to indemnification under this Article or advancement of expenses shall continue as to a person who has ceased to be a director or executive officer, and shall inure to the benefit of the heirs, executors and administrators of such a person. No repeal or modification of this Article shall adversely affect any such rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts. The Corporation shall also indemnify any person for attorneys' fees, costs, and expenses in connection with the successful enforcement of such person's rights under this Article.

     SECTION 8. Other Indemnities. The Board may, by general vote or by vote
                -----------------
pertaining to a specific officer, employee or agent, advisory council member or class thereof, authorize indemnification of the Corporation's employees and agents, in addition to those executive officers and to whatever extent it may determine, which may be in the same mariner and to the same extent provided above.

     SECTION 9. Insurance. Upon resolution passed by the Board of Directors, the
                ---------
Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, advisory council member or agent of the Corporation, or is or was serving at the request of the Corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article.

     SECTION 10. Constituent Corporations. For the purposes of this Article,
                 ------------------------
references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporations (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors and officers so that any person who is or was a director or officer of such a constituent corporation or is or was serving at the request of such constituent corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

     SECTION 11. Savings Clause. If this Article or any portion hereof shall be
                 --------------
invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director, executive officer, advisory council member, and those employees and agents of the Corporation granted indemnification pursuant to

Section 3 hereof as to expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any a action, suit or proceeding, whether civil, criminal, administrative or investigative including grand jury proceeding, and all appeals, and any action by the Corporation, to the full extent permitted by any applicable portion of this Article that shall not have been invalidated or by any other applicable law.

     SECTION 12. Other Enterprises, Fines, and Serving at Corporation's Request.
                 --------------------------------------------------------------
For purposes of this Article, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to any employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of any employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article.

                                   ARTICLE X

                                   Dividends
                                   ---------

     Subject to the applicable provision of the Certificate of Incorporation, if any, dividends upon the outstanding shares of the Corporation may be declared by the Board at any regular or special meeting pursuant to law and may be paid in cash, in property, or in shares of the Corporation.

                                  ARTICLE XI

                                  Fiscal Year
                                  -----------

     The fiscal year of the Corporation shall be determined by resolution of the Board.

                                  ARTICLE XII

                                  Amendments
                                  ----------

     These By-laws may be amended, altered or repealed either by the affirmative vote of the holders of a majority of the stock issued and outstanding and entitled to vote in respect thereof and represented in person or by proxy at any annual or special meeting of the stockholders, or by the Board at any regular or special meeting of the Board.